Exhibit 99.1

Apple REIT Seven

Marriott
Residence Inn

third quarter

September 30, 2008

DEAR SHAREHOLDER

GLADE M. KNIGHT

During the third quarter of this year, Apple REIT Seven, Inc. completed its portfolio with the acquisition of a new 118-room Courtyard® by Marriott® in Miami, Florida. This acquisition brought the total portfolio to 51 hotels, with a total of 6,415 guestrooms, in key markets throughout 18 states and representing a diverse selection of Marriott and Hilton brands. At a time when the nation’s debt markets are facing challenges, I am pleased to report that the majority of the portfolio was acquired on an all-cash basis.

Operations at the properties within the Apple REIT Seven portfolio were stable overall for the three- and nine-month periods ending September 30, 2008, which is good news given the current economic climate. Modified funds from operations (FFO) for the third quarter of this year were in line with operations for the same period last year, totaling $18.0 million, or $0.19 per share in 2008 and 17.8 million, or $0.20 per share in 2007. For the nine-month period ending September 30, 2008, FFO was $52.7 million, or $0.57 per share and for the same period in 2007, $36.9 million or $0.58 per share. During the third quarter of 2008, the Company paid a dividend of $0.22 per share, representing an eight percent annual return based on an $11 share price.

The Company has been in a busy acquisition phase since the beginning of 2007, so some year-over-year comparisons of quarterly and year-to-date operations may be somewhat less meaningful. Our portfolio of hotels achieved average daily rates (ADR) of $121, for both the third quarter and the first nine months of this year, an amount equal to the rate for the same periods in 2007. The average nightly occupancy level for the third quarter of this year was 75 percent and for the nine months ending September 30th, 74 percent. Revenue per available room (RevPAR) was $91 for the third quarter of 2008 and $90 for the first nine months of the year.

As part of Apple REIT Seven’s strategy to grow the value of your investment over time, the Company, through a disciplined approach to capital allocation, completed necessary renovation projects at six of our hotels during the first nine months of 2008. We currently have ongoing property improvement projects at two of our hotels, with two additional projects scheduled to begin before the end of the year. These initiatives implement the latest industry trends and brand-driven upgrades at our hotels, including the installation of flat-screen televisions where needed, modern décor, innovative business amenities and more.

The acquisition of Apple REIT Seven’s attractive portfolio of hotels was primarily on an all-cash basis. I firmly believe that our stable operations and overall business model have well-prepared us for today’s ever-changing economic conditions. Although hotel industry analysts have predicted that market conditions will be challenging in the coming months, we are cautiously optimistic and anticipate our year-end results will be reflective of continued stable hotel operations as compared to general economic conditions. We look forward to reporting those results to you in our 2008 Annual Report, which is scheduled for delivery in the spring of 2009. As always, we thank you for your investment and look forward to sharing our progress with you in future reports.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended Sept. 30, 2008	Three months ended Sept. 30, 2007	Nine months ended Sept. 30, 2008	Nine months ended Sept. 30, 2007
REVENUES
ROOM REVENUE	$52,552	$40,235	$151,031	$91,299
OTHER REVENUE	4,696	2,635	13,852	6,395

TOTAL REVENUES	$57,248	$42,870	$164,883	$97,694
EXPENSES
DIRECT OPERATING EXPENSE	$14,805	$10,368	$42,728	$23,594
OTHER HOTEL OPERATING EXPENSES	21,821	15,373	62,513	35,989
GENERAL AND ADMINISTRATIVE	1,323	958	4,381	2,608

DEPRECIATION	7,313	4,919	20,809	11,407
DEBT EXTINGUISHMENT COSTS	—	1,386	—	1,386
INTEREST, NET	1,250	(1,663)	2,588	(1,368)

TOTAL EXPENSES	$46,512	$31,341	$133,019	$73,616

NET INCOME	$10,736	$11,529	$31,864	$24,078

NET INCOME PER SHARE	$0.12	$0.13	$0.34	$0.38

MODIFIED FUNDS FROM OPERATIONS (A)
NET INCOME	$10,736	$11,529	$31,864	$24,078
DEBT EXTINGUISHMENT COSTS	—	1,386	—	1,386
DEPRECIATION OF REAL ESTATE OWNED	7,313	4,919	20,809	11,407

MODIFIED FUNDS FROM OPERATIONS	$18,049	$17,834	$52,673	$36,871

MODIFIED FFO PER SHARE	$0.19	$0.20	$0.57	$0.58

WEIGHTED-AVERAGE SHARES OUTSTANDING	92,865	90,728	92,428	63,793

OPERATING STATISTICS
OCCUPANCY	75%	78%	74%	77%
AVERAGE DAILY RATE	$121	$121	$121	$121
REVPAR	$91	$94	$90	$93
NUMBER OF HOTELS OWNED	51	41	51	41
DIVIDENDS PER SHARE	$0.22	$0.22	$0.66	$0.66

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	Sept. 30, 2008	December 31, 2007
ASSETS
INVESTMENT IN HOTELS, NET	$920,069	$786,765
CASH AND CASH EQUIVALENTS	26,333	142,437
OTHER ASSETS	33,150	32,046

TOTAL ASSETS	$979,552	$961,248

LIABILITIES AND SHAREHOLDERS’ EQUITY
NOTES PAYABLE, SECURED	$110,003	$84,705
OTHER LIABILITIES	14,118	8,012

TOTAL LIABILITIES	124,121	92,717
TOTAL SHAREHOLDERS’ EQUITY	855,431	868,531

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$979,552	$961,248

(A) Modified funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers Modified FFO in evaluating property acquisitions and its operating performance and believes that Modified FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. Modified FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at Sept. 30, 2008 and the results of operations for the interim period ended Sept. 30, 2008. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Seven, Inc. 2007 Annual Report.

MARKET DIVERSITY

Portfolio of hotels

STATE / CITY

ALABAMA

Auburn, Birmingham, Dothan (2), Huntsville (3), Montgomery (2), Montgomery/Prattville, Troy

ARIZONA

Tucson

CALIFORNIA

Agoura Hills, San Diego (2), San Diego/Rancho Bernardo (2)

COLORADO

Denver/Highlands Ranch (2)

FLORIDA

Lakeland, Miami (2), Sarasota, Tallahassee

GEORGIA

Columbus (3), Macon

IDAHO

Boise

LOUISIANA

New Orleans

MISSISSIPPI

Hattiesburg, Tupelo

NEBRASKA

Omaha

NEW JERSEY

Cranford, Mahwah

NEW YORK

Islip/Ronkonkoma

OHIO

Cincinnati/Milford

TENNESSEE

Memphis

TEXAS

Addison, Brownsville, El Paso, Houston, San Antonio (2), Stafford

UTAH

Provo

VIRGINIA

Alexandria, Richmond

WASHINGTON

Seattle/Kirkland, Seattle/Lake Union, Vancouver

ABOVE: HOMEWOOD SUITES • MIAMI, FL

CORPORATE HEADQUARTERS

814 East Main Street

Richmond, VA 23219

(804) 344-8121

(804) 344-8129 FAX

www.applereitseven.com

INVESTOR INFORMATION

For additional information, please contact:

Kelly Clarke, Director, Investor Services

(804) 727-6321 or

KClarke@applereit.com

CORPORATE PROFILE

Apple REIT Seven, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels. Our hotels operate under the Marriott®, Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn® and Hampton Inn® brands. Our focus is to acquire high-quality real estate that generates attractive returns for our shareholders. As of the printing of this report, our portfolio consisted of 51 hotels, containing a total of 6,415 guestrooms in 18 states.

MISSION

Apple REIT Seven is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: RESIDENCE INN • SEATTLE, WA

BACK: TOWNEPLACE SUITES • COLUMBUS, GA

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Seven or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Seven offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hilton Garden Inn®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Seven, or otherwise. Hilton was not involved in anyway, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Seven offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.